Exhibit 10.1
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of November, 2007, by and among Oxford Finance Corporation, as Agent (“Collateral Agent”), Oxford Finance Corporation, Silicon Valley Bank and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc. (each a “Lender” and collectively “Lenders”) and Cadence Pharmaceuticals, Inc., a Delaware corporation (“Borrower”) whose address is 12481 High Bluff Drive, Suite 200, San Diego, California 92130.
Recitals
     A. WHEREAS, Oxford Finance Corporation (“Oxford”), Silicon Valley Bank (“SVB”) and Borrower have previously entered into that certain Loan and Security Agreement dated as of February 17, 2006, as amended by that certain First Amendment to Loan and Security Agreement dated as of September 13, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
     B. WHEREAS, Oxford and SVB have previously extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. WHEREAS, Borrower has requested that Oxford and SVB amend the Loan Agreement to (i) make a term loan facility available to Borrower thereunder, (ii) add Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc. (“Merrill”) as a Lender, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Lenders; Collateral Agent; Security Grant. As of the Second Amendment Effective Date, Merrill shall be one of the Lenders and Oxford shall be Collateral Agent as well as a Lender. Borrower shall separately set up an ACH payment structure in favor of Merrill, reasonably satisfactory to Merrill. Borrower hereby reaffirms the grant of a security interest in the Collateral under the Loan Agreement and Borrower hereby grants to: (i) Collateral Agent, for the ratable benefit of each Lender, and to each Lender, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan

Documents, a continuing security interest in, and pledges and assigns to each Lender the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, and (ii) SVB, for the ratable benefit of each Lender, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, all of Borrower’s deposit accounts maintained by SVB, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower acknowledges and agrees that (i) any account control agreement Oxford has entered, or may enter, into shall perfect via control all Lenders and any such account control agreement shall perfect via control the Obligations, and (ii) any deposit account that SVB maintains for Borrower is perfected via control on behalf of all Lenders.
          2.2 Section 2.1.2 (Term Loan Facility). A new Section 2.1.2 is added to the Loan Agreement which reads in its entirety as follows:
     2.1.2 Term Loan Facility.
     (a) Availability. Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to lend to Borrower from time to time through the Term Loan Commitment Termination Date, advances (each a “Term Loan” and collectively the “Term Loans”) in an aggregate amount not to exceed the Term Loan Commitment according to each Lender’s pro rata share of the Term Loan Commitment (based upon the respective Term Loan Commitment Percentage of each Lender). When repaid, the Term Loans may not be re-borrowed. Lenders’ obligation to lend hereunder shall terminate on the earlier of (i) at Lenders’ option, the occurrence and continuance of an Event of Default, or (ii) the Term Loan Commitment Termination Date. The first Term Loan shall be in an amount of Five Million Dollars ($5,000,000) (the “First Term Loan”) and shall be made on the fifth Business Day after the Second Amendment Effective Date. The second Term Loan shall be in an amount of Ten Million Dollars ($10,000,000) (the “Second Term Loan”).
     (b) Repayment. For each Term Loan, Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which the Term Loan Funding Date occurs with respect to such Term Loan and continuing thereafter on the first day of each successive calendar month during the Term Loan Interest Only Period. Commencing on the Term Loan Amortization Date, Borrower shall make thirty (30) equal monthly payments of principal and interest which would fully amortize the outstanding Term Loan as of the Term Loan Amortization Date over the Term Loan Repayment Period and on the first day of each successive month and continuing thereafter during the Term Loan Repayment Period (each a “Term Loan Scheduled Payment Date”). All unpaid principal and accrued interest is due and payable in full on the Term Loan Maturity Date with respect to such Term Loan. A

Term Loan may only be prepaid in accordance with Sections 2.1.2(d) and 2.1.2(e).
     (c) Final Payment. On the Term Loan Maturity Date with respect to each Term Loan, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Term Loan, an amount equal to the Term Loan Final Payment.
     (d) Mandatory Prepayment Upon an Acceleration. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Lenders an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Term Loan Final Payment, (iii) the Term Loan Prepayment Fee, plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
     (e) Permitted Prepayment of Loans. So long as Borrower is concurrently prepaying all Growth Capital Advances under Section 2.3(d), Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by Lenders under this Agreement, provided Borrower (i) delivers written notice to Agent of its election to prepay the Term Loans at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Term Loan Final Payment, (C) the Term Loan Prepayment Fee (except as provided in Section 7.3), plus (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
     (f) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under each Term Loan shall accrue interest, which interest shall be payable monthly, at the fixed per annum rate equal to the sum of (a) four hundred seventy five (475) basis points or 4.75%, plus (b) the Treasury Rate as determined by Collateral Agent on the applicable Term Loan Funding Date. Interest is computed on the basis of a 360 day year of twelve 30-day months.
     (g) Borrowing Procedure. The Term Loan Funding Date for the First Term Loan shall be the fifth Business Day after the Second Amendment Effective Date, and no further notice from Borrower shall be required with respect to such Term Loan Funding Date. To obtain the Second Term Loan, Borrower must notify Lenders by facsimile or telephone by 12:00 p.m. Pacific Time seven (7) Business Days prior to the date the Second Term Loan is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Lenders a completed Payment/Advance Form in the form attached as

Exhibit B. In addition, a Note payable to each Lender in the form of Exhibit E must be signed by a Responsible Officer or designee. On the Term Loan Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s deposit account, an amount equal to its Term Loan Commitment Percentage multiplied by the amount of the Term Loan. Each Lender may make Term Loans under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loans are necessary to meet Obligations which have become due. Each Lender may rely on any telephone notice given by a person whom such Lender reasonably believes is a Responsible Officer or designee. Borrower shall indemnify each Lender for any loss Lender suffers due to such reliance.
          2.3 Section 2.3(d) (Permitted Prepayment of Loans). Section 2.3(d) of the Loan Agreement shall be replaced in its entirety and read as follows:
Permitted Prepayment of Loans. So long as Borrower is concurrently prepaying all Term Loans under Section 2.1.2(e), Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Advances advanced by Lenders under this Agreement, provided Borrower (i) provides written notice to Lenders of its election to prepay the Growth Capital Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, plus (B) the Prepayment Fee (except as provided in Section 7.3), plus (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
          2.4 Section 7.3 (Mergers or Acquisitions). The first sentence of Section 7.3 of the Loan Agreement shall be replaced in its entirety and read as follows:
Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided, however, if Lenders do not consent to any such transaction, then Borrower shall be entitled to prepay all of the Obligations without payment of the Prepayment Fee (as more fully set forth in Section 2.3(d) of this Agreement) or the Term Loan Prepayment Fee (as more fully set forth in Section 2.1.2(e) of this Agreement).
          2.5 Section 8.10 (Equity Milestone). A new Section 8.10 shall be added to the Loan Agreement, which reads in its entirety follows:

Between the Effective Date and June 30, 2008, Borrower fails to receive at least Twenty-Five Million Dollars ($25,000,000) in net cash proceeds from Borrower’s sale of its capital stock.
          2.6 Section 9.1 (Rights and Remedies). The first clause of Section 9.1 of the Loan Agreement, before subsection 9.1(a), shall be replaced in its entirety and read as follows:
     When an Event of Default occurs and continues Collateral Agent or any Lender may, without notice or demand, do any or all of the following:
          2.7 Section 9.5 (Lenders’ Liability for Collateral). The word “neither” in Section 9.5 of the Loan Agreement is replaced with the word “no.”
          2.8 Section 10 (Notices). The following addresses for notice for Merrill is added to Section 10 of the Loan Agreement:

If to Merrill:	222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Account Manager for MLC-HCF Cadence transaction
Facsimile: 1-866-231-8408
E-Mail: MLC_HCF_ABL1@ml.com

With copies to:

Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (312) 499-3245

Merrill Lynch Capital
7700 Wisconsin Ave., Suite 400
Bethesda, Maryland 20814
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (866) 341-9053

Blank Rome LLP
130 N. 18th Street
One Logan Square
Philadelphia, PA 19103 Attn: Lawrence F. Flick, II, Esq. Facsimile Number: (215) 569-5555

          2.9 Section 13 (Definitions). The following terms and their respective definitions are added in Section 13.1 of the Loan Agreement in proper alphabetical order:
     “Second Amendment” is the Second Amendment to Loan and Security Agreement by and among Agent, Lenders and Borrower.
     “Second Amendment Effective Date” is the date the Second Amendment goes effective.
     “Term Loan” or “Term Loans” is defined in Section 2.1.2(a).
     “Term Loan Amortization Date” means, for each Term Loan, the day six (6) months after its Term Loan Funding Date, or if such date is not the first day of the month, then the first day of the calendar month immediately following such date.
     “Term Loan Amount” in respect of each Term Loan is the original principal amount of such Term Loan.
     “Term Loan Commitment” is Fifteen Million Dollars ($15,000,000).
     “Term Loan Commitment Percentage” means: (i) 20% with respect to SVB, (ii) 33.3333% with respect to Merrill, and (ii) 46.6667% with respect to Oxford.
     “Term Loan Commitment Termination Date” is: (i) with respect to the First Term Loan, the fifth Business Day after the Second Amendment Effective Date, and (ii) with respect to the Second Term Loan is December 31, 2007.
     “Term Loan Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) for each Term Loan due on the earlier of (a) the Term Loan Maturity Date for such Term Loan or (b) the acceleration of such Term Loan, equal to: the Term Loan Amount for such Term Loan multiplied by the Term Loan Final Payment Percentage. The “Term Loan Final Payment” for all of the Term Loans shall be the sum of all of the “Term Loan Final Payments” for every Term Loan.
     “Term Loan Final Payment Percentage” is, for each Term Loan, two and one-half percent (2.50%).
     “Term Loan Funding Date” is any date on which a Term Loan is made to or on account of Borrower which shall be a Business Day.
     “Term Loan Interest Only Period” means, for each Term Loan, the period of time commencing on its Term Loan Funding Date through the day before the Term Loan Amortization Date.

     “Term Loan Maturity Date” is, for each Term Loan, the earlier of: (i) the 30th Term Loan Scheduled Payment Date for such Term Loan, or (ii) December 1, 2010.
     “Term Loan Prepayment Fee” shall be, for each Term Loan, an amount equal to: (1) if the prepayment date is on or before one year after the Term Loan Amortization Date, four percent (4.0%) of the outstanding principal balance as of the prepayment date, (2) if the prepayment date is more than one year after the Term Loan Amortization Date, but on or before two years after the Term Loan Amortization Date, three percent (3.0%) of the outstanding principal balance as of the prepayment date, and (3) if the prepayment date is more than two years after the Term Loan Amortization Date, two percent (2.0%) of the outstanding principal balance as of the prepayment date. The “Term Loan Prepayment Fee” for Term Loans shall be the sum of all of the “Term Loan Prepayment Fees” for every Term Loan.
     “Term Loan Repayment Period” is a period of time equal to thirty (30) consecutive months commencing on the Term Loan Amortization Date.
     “Term Loan Scheduled Payment Date” is defined in Section 2.1.2(b).
     “Term Loan Warrants” are that certain Warrant to Purchase Stock dated as of the Second Amendment Effective Date executed by Borrower in favor of Oxford, that certain Warrant to Purchase Stock dated as of the Second Amendment Effective Date executed by Borrower in favor of SVB and that certain Warrant to Purchase Stock dated as of the Second Amendment Effective Date executed by Borrower in favor of Merrill.
          2.10 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are amended in their entirety and replaced with the following:
     “Credit Extension” is each Growth Capital Advance, Term Loan or any other extension of credit by any Lender for Borrower’s benefit.
     “Default Rate” means for each Credit Extension, five percent (5%) above the highest rate otherwise applicable thereto.
     “Note” means: (i) for each Growth Capital Advance, one of the secured promissory notes of Borrower substantially in the form of Exhibit D, and (i) for each Term Loan, one of the secured promissory notes of Borrower substantially in the form of Exhibit E.
     “Treasury Rate” means the U.S. Treasury note yield to maturity for a 36-month term as quoted in the Wall Street Journal on the day the Note for the applicable Growth Capital Advance or Term Loan is prepared.
          2.11 Exhibit C (Compliance Certificate). Compliance Certificates delivered by Borrower on or after the Second Amendment Effective Date shall be addressed to Oxford, SVB and Merrill.

          2.12 Exhibit E (Form of Term Loan Note). A new Exhibit E is added to the Loan Agreement and is in the form of Exhibit 1 to the Second Amendment.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or Lenders may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and the Term Loan Warrants and to perform its obligations under the Loan Agreement, as amended by this Amendment, and the Term Loan Warrants;
          4.3 The organizational documents of Borrower delivered to Lenders on the Second Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the Term Loan Warrants and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, and the Term Loan Warrants have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the Term Loan Warrants and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, and the Term Loan Warrants do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, except as may have been properly waived, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the Term Loan Warrants and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, and the Term Loan Warrants do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          4.7 This Amendment and the Term Loan Warrants have been duly executed and delivered by Borrower and are the binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Fees. Borrower shall pay to Lenders:
          5.1 Deposit; Loan Fee. A fully earned, non-refundable loan fee of $45,000 (the “Loan Fee”) on the Term Loan Funding Date of the First Term Loan, which Lenders shall debit from the amount of the First Term Loan proceeds disbursed to Borrower.
          5.2 Lenders Expenses. All Lenders Expenses (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment) incurred through and after the Second Amendment Effective Date, when due. Borrower has paid Collateral Agent a good faith deposit of $30,000 (the “Deposit”). Agent shall use the Deposit to pay Lenders Expenses for documentation and negotiation of this Amendment and the remainder, if any, of the Deposit will be refunded to Borrower promptly after the First Term Loan is made.
     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7. Effectiveness. This Amendment shall be deemed effective upon the occurrence of all of the following (the “Second Amendment Effective Date”):
               (a) the due execution and delivery of this Amendment by each party hereto,
               (b) Borrower shall have delivered duly executed original signatures to the three Term Loan Warrants;
               (c) Borrower shall have paid the Lenders Expenses then due as specified in Section 5 of this Amendment,

               (d) Borrower shall have delivered: (i) a copy of its most current certificate of incorporation, as amended to date, certified by the Delaware Secretary of State, and (ii) a copy of Borrower’s signed By-laws, and (iii) a copy of its most recent signed investor rights agreement, as amended,
               (e) Borrower shall have delivered good standing certificates of Borrower certified by the Secretary of State of the States of California and Delaware as of a date no earlier than thirty (30) days prior to the date of this Amendment;
               (f) Borrower shall have delivered certified copies, dated as of a recent date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
               (g) Borrower shall have delivered duly executed original signatures to the completed Corporate Borrowing Certificate as to this Amendment; and
               (h) Borrower shall have delivered insurance certificates in favor of Merrill.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CADENCE PHARMACEUTICALS, INC., as Borrower

By:	/s/ Theodore R. Schroeder
Name:	Theodore R. Schroeder
Title:	President and CEO

OXFORD FINANCE CORPORATION, as Collateral Agent and as a Lender

By:	/s/ T.A. Lex

Name:	T.A. Lex
Title:	COO

SILICON VALLEY BANK, as a Lender

By:	/s/ R. Michael White

Name:	R. Michael White
Title:	Deal Team Leader

MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/ Chris York

Name:	Chris York
Title:	VP

EXHIBIT 1
FORM OF TERM LOAN NOTE
SECURED PROMISSORY NOTE
$
Dated: [Date]
     FOR VALUE RECEIVED, the undersigned, CADENCE PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of [LENDER] (“Lender”) the principal amount of                       Dollars ($                      ) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender pursuant to the Loan Agreement (defined below), and to pay all other amounts due with respect to the Term Loan on the dates and in the amounts set forth in the Loan Agreement. (Capitalized terms, unless defined in this Note, shall have the meaning given such capitalized term in the Loan Agreement.)
     Interest on the principal amount of this Note from the date of this Note shall accrue at ___% per annum based on a 360-day year of twelve 30-day months or, if applicable, the Default Rate. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Term Loan on the first day of each month (“Payment Date”), commencing                     , 200_, through and including                       1, 200_. Commencing on                                          1, 200_, and continuing on consecutive Payment Dates thereafter, Borrower shall make to Lender thirty (30) equal payments of principal and accrued interest on the then outstanding principal amount in the amount of                       Dollars ($                     ).
     Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement dated as February 17, 2006, as amended by that certain First Amendment to Loan and Security Agreement dated as of September 13, 2007, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of [Date], to which Borrower and Lender are parties (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). The Loan Agreement, among other things, (a) provides for the making of this secured Term Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
     This Note may not be prepaid except as set forth in Sections 2.1.2 and 7.3 of the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.
     Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

     Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.
     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

CADENCE PHARMACEUTICALS, INC.

By:

Name:

Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Scheduled
	Principal		Payment
Date	Amount	Interest Rate	Amount	Notation By

SCHEDULE 1 (FOR LOAN ADMINISTRATION PURPOSES ONLY)
TERM LOAN COMMITMENT: $15,000,000.00

	Commitment	Commitment Percentage
Oxford:	$7,000,000	46.6667%

Merrill:	$5,000,000	33.3333%

SVB:	$3,000,000	20%